CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2001 relating to the financial statements and financial statements schedules of Ingenuus Corporation, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 12, 2002